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Exhibit 23.3

                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Safeguard Scientifics, Inc. (Safeguard) of our report dated September 9, 1998, relating to the consolidated financial statements of Docucorp International, Inc. as of July 31, 1998 and 1997, and for the three years ended July 31, 1998, which opinion is included in the Safeguard 1998 Annual Report on Form 10-K.

/S/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
April 1, 1999